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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Cortelco Systems, Inc.

We consent to the use in this Registration Statement of Cortelco Systems, Inc. on Form S-1 of our report dated April 9, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Cortelco Systems, Inc. and subsidiaries, listed in Item 16(b). This financial statement schedule is the responsibility of Cortelco Systems, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Memphis, Tennessee
April 23, 1999